INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mego Financial Corp. on Form S-3 of our report dated November 22, 2000, appearing in the Annual Report on Form 10-K of Mego Financial Corp. for the year ended August 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte  &  Touche  LLP


San Diego, California
May 7, 2002

















                              Exhibit 23.2 - Page 1